Exhibit 3.6

AMENDED & RESTATED BYLAWS

(the “Bylaws”)

OF

TALOS ENERGY INC.

(the “Corporation”)

A Delaware Corporation

As Amended and Restated May 10, 2018

Section 8.11.	Exceptions to Notice Requirements	26
Section 8.12.	Capitalized Terms	26

ARTICLE IX AMENDMENTS		27

AMENDED & RESTATED BYLAWS

OF

TALOS ENERGY INC.

A DELAWARE CORPORATION

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of the Corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware shall be the registered office named in the original Certificate of Incorporation of the Corporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”), or such other office as may be designated from time to time by the Board of Directors of the Corporation (the “Board”) in the manner provided by law. If the Corporation maintains a principal office within the State of Delaware, the registered office need not be identical to such principal office of the Corporation.

Section 1.2. Other Offices. The Corporation may, in addition to its registered office in the State of Delaware, have other offices at such places both within and without the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.

Section 1.3. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware.

ARTICLE II

STOCKHOLDERS

Section 2.1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place either within or without the State of Delaware as shall be specified or fixed by the Board as set forth in the notices thereof.

Section 2.2. Quorum; Withdrawal During Meeting; Adjournment.

(a) Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. Where there is a required quorum present when any duly organized meeting convenes, the stockholders present may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of sufficient stockholders or proxies to reduce the total number of voting shares below the number of shares required for a quorum.

(b) Notwithstanding other provisions of the Certificate of Incorporation or these Bylaws, the chairman of the meeting of stockholders or the holders of a majority of the voting power of the issued and outstanding stock entitled to vote at such meeting, present in person or represented by proxy, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than the announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the General Corporation Law of the State of Delaware (as may be amended or supplemented from time to time, the “DGCL”), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.3. Annual Meetings. An annual meeting of the stockholders of the Corporation shall be held at such place, within or without the State of Delaware, on such date and at such time as the Board shall fix and set forth in the notice of the meeting; provided that the Board may, in its sole discretion, determine that the meeting shall not be held at any physical location, but may instead be held solely by means of remote communication pursuant to Section 8.7. If the Board has not fixed a place for the holding of the annual meeting of stockholders in accordance with this Section 2.3, or otherwise such annual meeting shall be held at the principal place of business of the Corporation. No business may be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in Section 2.13.

Section 2.4. Special Meetings. Except as otherwise provided by applicable law or in the Certificate of Incorporation, special meetings of the stockholders for any proper purpose or purposes may be called at any time by (a) the Chairman of the Board, (b) the President, (c) a majority of the Board, (d) a majority of the executive committee (if any), or (e) by the Secretary at the direction of a stockholder, or a group of stockholders, holding at least 25% of the capital stock of the Corporation, and special meetings may not be called by any other person or persons. Only business within the proper purpose or purposes described in the notice required by these Bylaws with respect to a special meeting may be conducted at such special meeting of the stockholders. A special meeting of the stockholders shall be held at such place, within or without the State of Delaware, on such date and time as fixed in accordance with this paragraph; provided that the Board may, in its sole discretion, determine that the meeting shall not be held at any physical location, but may instead be held solely by means of remote communication pursuant to Section 8.7.

Section 2.5. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

(b) If the Board does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice and to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived in accordance with Section 8.3 of these Bylaws, the close of business on the day next preceding the day on which the meeting is held.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date for determining stockholders entitled to consent in writing to such corporate action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 days subsequent to the date upon which the resolution fixing the record date is adopted by the Board.

(d) If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or to agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board adopts the resolution taking such prior action.

(e) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in connection with any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.

(f) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.5 at the adjourned meeting.

Section 2.6. Notice of Meetings. Written or printed notice stating the place, day and hour of all meetings, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting (and in the case of a special meeting, the purpose or purposes for which the meeting is called) shall be delivered by or at the direction of the President, the Secretary or the other person(s) calling the meeting not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Such notice may be delivered by electronic transmission in the manner provided by Section 232 of the DGCL (except to the extent prohibited by Section 232(e) of the DGCL) or by mail. If mailed, notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Such further notice shall be given as may be required by law. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.7. List of Stockholders. The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication as permitted by Section 8.7, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 2.8. Proxies.

(a) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may execute a writing authorizing another person or persons to act for him by proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

(b) Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board may from time to time determine by resolution, before or at the time of such meeting.

(c) No proxy shall be valid after 3 years from the date of its execution, unless such proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and only as long as it is coupled with an interest sufficient in law to support an irrevocable power.

(d) If a proxy designates two or more persons to act as proxies, unless such instrument shall expressly provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or consent thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority cannot agree on any particular issue, the Corporation shall not be required to recognize such proxy with respect to such issue, if such proxy does not specify how the shares that are the subject of such proxy are to be voted with respect to such issue.

Section 2.9. Voting; Elections; Inspectors.

(a) Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall, on each matter submitted to a vote at a meeting of stockholders, have one vote for each share of capital stock entitled to vote thereon that is registered in his or her name on the record date for such meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the board (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his or her executor or administrator, either in person or by proxy.

(b) At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy.

(c) At any meeting of stockholders at which a vote is to be taken by ballot, the Corporation shall in advance of the meeting appoint one or more inspectors, each of whom shall sign an oath or affirmation to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The chairman of the meeting may appoint any person to serve as an inspector, including without limitation employees of the Corporation, except that no candidate for an office at an election shall be appointed as an inspector. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

(d) Except as otherwise provided by the Certificate of Incorporation or these Bylaws, and subject to the rights of the holders of one or more series of preferred stock of the Corporation, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, each director shall be elected by the vote of a majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided that if, as of the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), then the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this paragraph, a majority of the votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” the director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election). The Corporation’s corporate governance guidelines may establish procedures with respect to the contingent resignation of any director who does not receive a majority of the votes cast in an election that is not a Contested Election.

(e) In all matters other than the election of directors, when a quorum is present, a majority of the votes cast affirmatively or negatively on the subject matter shall be the act of the stockholders, except where a larger vote is required by law, the Certificate of Incorporation or these Bylaws, in which case such larger vote shall control the decision of such matter.

(f) Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

Section 2.10. Conduct of Meetings. All meetings of the stockholders shall be presided over by the chairman of the meeting, who shall be the Chairman of the Board, or if he is not present, the President, or if neither the Chairman of the Board nor President is present, a chairman elected by a majority of the voting power of the stockholders present, either in person or by proxy, at the meeting. The Secretary, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary (if any) shall so act; if neither the Secretary nor an Assistant Secretary (if any) is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion, as seem to the chairman in order.

Section 2.11. Treasury Stock. Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this Section 2.11 shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.12. Action by Written Consent. Before the Sunset Date, the stockholders of the Corporation may consent to any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation without a meeting in accordance with Section 228 of the DGCL and subject to any procedures required by the Bylaws. Subject to the terms of any Preferred Stock Certificate of Designation, on and after the Sunset Date any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent or consents in writing by the Stockholders.

Section 2.13. Business to be Brought Before Annual or Special Meetings. All matters to be considered and brought before any annual or special meeting of stockholders of the Corporation, whether or not such matter is to be included in the Corporation’s proxy statement prepared pursuant to the federal securities laws, including the proxy rules set forth under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be properly brought before any such meeting only if in compliance with the procedures set forth in this Section 2.13.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the Board or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this by-law and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures and form requirements set forth in this Section 2.13 as to such proposal of business or nomination; clause (C) shall be the exclusive means for a stockholder to make nominations or submit other business before an annual meeting of stockholders (other than proposals included in the Corporation’s proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act and other than nominees included in the Corporation’s proxy materials pursuant to the Certificate of Incorporation or the Stockholders’ Agreement).

(ii) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.13(a)(i)(C), the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, or if no meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 100th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iii) To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.13(a)(ii) or Section 2.13(b)) to the Secretary must set forth (without incorporation by reference from any other document or writing not prepared in response to the requirements of this Section 2.13), as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (B) (1) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (4) any short interest in any security of the Corporation (for purposes of this by-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(iv) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, to be in proper form, a stockholders’ notice to the Secretary (whether given pursuant to Section 2.13(a)(ii) or Section 2.13(b)) must set forth (without incorporation by reference from any other document or writing not prepared in response to the requirements of this Section 2.13) (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (B) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(v) to be in proper form, a stockholder’s notice to the Secretary (whether given pursuant to Section 2.13(a)(ii) or Section 2.13(b)) must set forth (without incorporation by reference from any other document or writing not prepared in response to the requirements of this Section 2.13), as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material financial or monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all biographical and related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(vi) with respect to each nominee for election or reelection to the Board, to be in proper form, a stockholder’s notice to the Secretary (whether given pursuant to Section 2.13(a)(ii) or Section 2.13(b)) must include (without incorporation by reference from any other document or writing not prepared in response to the requirements of this Section 2.13) a completed and signed questionnaire, representation and agreement required by Section 2.13(e) below. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in this by-law and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures and form requirements set forth in this Section 2.13 as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.13(a)(ii) with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.13(e) below) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 100th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) Action by Written Consent. Any person seeking to take a corporate action by written consent without a meeting, without prior notice and without a vote, may do so if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent shall be delivered to the Corporation’s registered office, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the first date on which a written consent is delivered to the Corporation in the manner required by this Section 2.13(c), written consents signed by a sufficient number of holders to take action are delivered to the Corporation.

(d) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. Except as otherwise provided by law, or the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13 and, if any proposed nomination or business is not in compliance with this Section 2.13, to declare that such defective proposal or nomination shall be disregarded.

(ii) For purposes of this Section 2.13, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.13(a)(i)(C) or Section 2.13(b) above. Nothing in this Section 2.13 shall eliminate or limit any obligations of any stockholder pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that stockholder’s request to include proposals in the Corporation’s proxy statement.

(iv) For purposes of this Section 2.13, the 2018 annual meeting of the stockholders of the Corporation shall be deemed to have been held on May 10, 2018.

(e) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.13 or, in the case of a nomination made by or at the direction of the Board, in accordance with such time periods as the Board may from time to time prescribe) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) consents to serving as a director if elected and (if applicable) to being named in the Corporation’s proxy statement and form of proxy as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election, (ii) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iv) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1. Power; Number; Classes; Term of Office.

(a) Subject to the provisions of the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

(b) Unless the Stockholders’ Agreement provides or the applicable parties thereto agree otherwise, at all times before the expiration of Section 3.1 of the Stockholders’ Agreement (the “Final Termination Date”), the size of the Board shall be comprised of ten authorized directorships. On and after the Final Termination Date, the number of directors, other than those who may be elected by the holders of one or more series of Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board, provided, that in no event shall the total number of directors constituting the Whole Board be less than three nor more than 13. The number of directors, other than those who may be elected by the holders of one or more series of preferred stock voting separately by class or series, shall be fixed in accordance with the provisions of the Certificate of Incorporation. For purposes of these Bylaws, the “Whole Board” shall mean the total number of authorized directorships. Notwithstanding anything to the contrary in these Bylaws, this subsection (b) shall not be amended, altered or repealed (and no provision inconsistent herewith shall be adopted) by the Board without the approval of either all of the directors then in office or a majority of the directors then qualifying as Company Independent Directors.

(c) Directors shall serve for the terms set forth in the Certificate of Incorporation.

Section 3.2. Quorum; Required Vote for Director Action. Unless otherwise required by law or in the Certificate of Incorporation or these Bylaws, a majority of the total Whole Board shall constitute a quorum for the transaction of business of the Board. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting without further notice. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board (x) unless the Certificate of Incorporation, these Bylaws or applicable law shall require the vote of a greater number and (y) except as provided in the Stockholders’ Agreement. In addition to any other vote required by law, the Certificate of Incorporation or these Bylaws: (i) each Related Party Transaction that is not approved by the Audit Committee of the Board or a majority of the directors then qualifying as Disinterested Directors shall require the approval of all of the directors then in office, and (ii) any action by the Board (or a committee thereof) to authorize or issue preferred stock with the right to elect directors separately as a class or series shall require the approval of either all of the directors then in office or a majority of the directors then qualifying as Company Independent Directors. Notwithstanding anything to the contrary in these Bylaws, this sentence and the preceding sentence shall not be amended, altered or repealed (and no provision inconsistent therewith shall be adopted) by the Board without the approval of either all of the directors then in office or a majority of the directors then qualifying as Company Independent Directors.

Section 3.3. Place of Meetings; Order of Business. The directors may hold their meetings and may have an office, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in his or her absence by the President (if the President is a director) or by resolution of the Board.

Section 3.4. Annual Meeting. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting.

Section 3.5. Regular Meetings. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Notice of such regular meetings shall not be required.

Section 3.6. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, or, upon written request of any two directors, by the Secretary, in each case on at least 24 hours written notice given by the Secretary, or such officer of the Corporation designated by the Secretary, to each director. Such written notice shall be deemed given effectively if given in person, facsimile, e-mail or by other means of electronic transmission. Such notice, or any waiver thereof pursuant to Section 8.3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law, the Certificate of Incorporation or these Bylaws. If the Secretary shall fail or refuse to give, or cause to be given, such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting.

Section 3.7. Vacancies; Increases in the Number of Directors. Any vacancy or newly created directorships in the Board, however occurring, shall be filled in the manner required by the Certificate of Incorporation.

Section 3.8. Compensation. Unless otherwise provided in the Certificate of Incorporation, the Board shall have the authority to fix the compensation, if any, of directors.

Section 3.9. Action Without a Meeting; Telephone Conference Meeting.

(a) Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this subsection at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

(b) Unless otherwise restricted by the Certificate of Incorporation, subject to the requirement for notice of meetings, members of the Board, or members of any committee designated by the Board, may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV

COMMITTEES

Section 4.1. Designation; Powers.

(a) The Board may, by resolution passed by a majority of the Whole Board, designate one or more committees, including a governance and nominating committee, an audit committee, and a compensation committee, and delegate to any such committee such power, authority and responsibility as the Board determines is appropriate, subject to the limitations set forth in the DGCL or the establishment of the committee. Each such committee shall consist of one or more of the directors of the Corporation and, to the extent permitted by applicable law, rules and regulations (including securities laws and regulations and listing rules and requirements), the composition of each such committee shall be consistent with the committee composition provisions of the Stockholders’ Agreement. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may, to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

(b) Any such committee shall have and may exercise such of the powers and authority of the Board in the management of the business and affairs of the Corporation as may be provided in such resolution and only to the extent authorized by applicable law; provided that, for the avoidance of doubt, no such committee shall have the power or authority of the Board with regard to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the Corporation. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 4.2. Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 hereof, shall choose its own chairman and secretary, shall keep regular minutes of its proceedings and report the same to the Board when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules or procedures, or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 4.3. Dissolution. Subject to the committee composition provisions of the Stockholders’ Agreement, applicable law and these Bylaws, the Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 4.4. Audit Committee. The Audit Committee shall have such members as designated by the Board, and may exercise such power and authority as delegated to such committee from time to time by the Board. Notwithstanding the foregoing, until the Final Termination Date: (i) only directors who qualify as Company Independent Directors shall be qualified for appointment and continued service on the Audit Committee; and (ii) a director’s service on the Audit Committee shall terminate at such time as he or she ceases to qualify as a Company Independent Director. In the event an alternate director is appointed to serve as a member of the Audit Committee in the absence or disqualification of a member of the Audit Committee, such alternate must be a Company Independent Director. Notwithstanding anything to the contrary in these Bylaws, this paragraph shall not be amended, altered or repealed (and no provision inconsistent with this paragraph shall be adopted) by the Board without the approval of either all of the directors then in office or a majority of the directors then qualifying as Company Independent Directors.

Section 4.5. Governance & Nominating Committee. The governance and nominating committee of the Board (the “Governance & Nominating Committee”) shall have such members as designated by the Board, and may exercise such power and authority as delegated to such committee from time to time by the Board or as set forth in these Bylaws. The Governance & Nominating Committee shall have the full power and authority of the Board to take any actions required or permitted to be taken by such committee pursuant to the Stockholders’ Agreement. Notwithstanding the first sentence of this paragraph, at all times until the Final Termination Date, a majority of the members of the Governance & Nominating Committee must qualify as Company Independent Directors. Any action required or permitted to be taken by the Governance & Nominating Committee may be taken by the affirmative vote of a simple majority of the members of such committee, and no greater vote shall be imposed by resolution or action of the Board or these Bylaws. In the event an alternate director is appointed to serve as a member of the Governance & Nominating Committee in the absence or disqualification of a Company Independent Director, such alternate must be a Company Independent Director. Notwithstanding anything to the contrary in these Bylaws, this paragraph shall not be amended, altered or repealed (and no provision inconsistent with this paragraph shall be adopted) by the Board without the approval of either all of the directors then in office or a majority of the directors then qualifying as Company Independent Directors. The unanimous consent of the Board shall be required to eliminate the Governance & Nominating Committee or to modify, limit or eliminate the powers granted to the Governance & Nominating Committee pursuant to the Certificate of Incorporation, these Bylaws or the Stockholders’ Agreement.

ARTICLE V

OFFICERS

Section 5.1. Number, Titles and Term of Office. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Operating Officer, a General Counsel, a Chief Accounting Officer, a Treasurer and a Secretary and a Chairman of the Board and such other officers as the Board may from time to time elect or appoint. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof. In addition, the Board or any committee thereof may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and Tax Officers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chief Executive Officer, as the case may be. All officers elected by the Board shall hold office until his or her successor shall be duly elected and shall qualify, or until his or her death, resignation or removal in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board, if any, no officer need be a director.

Section 5.2. Compensation. The salaries or other compensation, if any, of the officers and agents of the Corporation shall be fixed from time to time by the Board.

Section 5.3. Removal. Any officer or agent elected or appointed by the Board may be removed, either with or without cause, by the Board. Election or appointment of an officer or agent shall not of itself create contractual rights.

Section 5.4. Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board.

Section 5.5. Chief Executive Officer. The President shall be the chief executive officer of the Corporation (the “Chief Executive Officer”) unless the Board designates the Chairman of the Board or other officer as the Chief Executive Officer. Subject to the control of the Board and the executive committee (if any), the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; and the Chief Executive Officer may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as may be assigned to him from time to time by the Board.

Section 5.6. Chairman of the Board. The Chairman of the Board shall be a director of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as may be assigned to him from time to time by the Board. The Chairman of the Board shall be a Company Independent Director elected by a majority of the Whole Board until the Corporation’s second annual meeting of the stockholders held after the Effective Date, after which time the Chairman of the Board may be any director elected by a majority of the Whole Board.

Section 5.7. President. Unless the Board otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and the President shall have such other powers and duties as designated in accordance with these Bylaws and as may be assigned to him from time to time by the Board.

Section 5.8. Vice Presidents. In the absence of the Chairman of the Board or the President, or in the event of their inability or refusal to act, a Vice President designated by the Board or, in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation, shall perform the duties of the Chairman of the Board or the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the President; provided, however, that such Vice President shall not preside at meetings of the Board unless he or she is a director. Each Vice President shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 5.9. Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board. He or she shall disburse the funds of the Corporation as may be ordered by the Board, the Chairman of the Board, or a President, taking proper vouchers for such disbursements. He or she shall render to the Chairman of the Board, the President and the Board at the regular meetings of the Board, or whenever they may request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Executive Officer may direct the Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and the Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer shall designate from time to time; provided, however, that if the offices of the Chief Financial Officer and the Treasurer are held by the same person, then the Chief Executive Officer may direct the Chief Accounting Officer to assume and perform the duties of the Chief Financial Officer.

Section 5.10. Chief Operating Officer. The Chief Operating Officer shall have direct management responsibility for the general business operations of the Corporation, and he or she shall have such powers and perform such duties as may be incident to the office of chief operating officer of a corporation, those duties assigned to him or her by other provisions of these Bylaws, and such other duties as may from time to time be assigned to him or her either directly or indirectly by the Board or the Chief Executive Officer.

Section 5.11. Chief Accounting Officer. The Chief Accounting Officer shall have such general powers and duties of supervision and management as shall be assigned to him or her by the Board. The Chief Accounting Officer shall perform such other duties commonly incident to his or her office and shall have such other powers as the Board shall designate from time to time. In addition, the Board may direct the Chief Accounting Officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer.

Section 5.12. General Counsel. The General Counsel shall be the chief legal advisor of the Corporation and shall have responsibility for the management of the legal affairs and litigation of the Corporation and, in general, he or she shall perform the duties incident to the office of general counsel of a corporation and such other duties as may be assigned to him or her either directly or indirectly by the Board or the Chief Executive Officer, or as may be provided by law.

Section 5.13. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. In case of the Treasurer’s death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation shall be restored to the Corporation.

Section 5.14. Secretary. The Secretary shall keep the minutes of all meetings of the Board, committees of directors and of the stockholders in books provided for such purpose; shall attend to the giving and serving of all notices; may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest thereto; may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours; shall have such other powers and duties as designated in accordance with these Bylaws and as may be prescribed from time to time by the Board; and shall generally perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board.

Section 5.15. Assistant Secretaries. Each Assistant Secretary (if any) shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in accordance with these Bylaws and as may be prescribed from time to time by the Chief Executive Officer, the Board or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during the Secretary’s absence or inability or refusal to act.

Section 5.16. Action with Respect to Securities of Other Corporations. Unless otherwise determined by the Board, the Chief Executive Officer shall have the power to vote and otherwise to act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of any other corporation, or with respect to any action of security holders thereof, in which the Corporation may hold securities and otherwise, to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 6.1. Right to Indemnification. Subject to the limitations and conditions as provided in this Article VI, each person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “proceeding”), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended against all reasonable expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise or similar taxes, punitive damages or penalties and amounts paid or to be paid in settlement) reasonably and actually incurred or suffered by such person in connection with such proceeding, and such indemnification under this Article VI shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.5, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of the Corporation. The right to indemnification granted pursuant to this Article VI shall be a contractual right, and no amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. The Corporation shall be the indemnitor of first resort for any such person entitled to indemnification under this Article VI, which such person entitled to indemnification also has certain rights to indemnification, advancement or expenses and/or insurance in favor of such person and not the Corporation, provided by one or more other persons or entities. IT IS EXPRESSLY ACKNOWLEDGED THAT THE INDEMNIFICATION CONFERRED IN THIS ARTICLE VI COULD INVOLVE INDEMNIFICATION FOR NEGLIGENCE OR UNDER THEORIES OF STRICT LIABILITY.

Section 6.2. Advance Payment. The right to indemnification conferred in this Article VI shall include the right to be paid or reimbursed by the Corporation for the reasonable expenses (including, without limitation, attorneys’ fees) reasonably incurred by a person of the type entitled to be indemnified under Section 6.1, who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such director or officer of such person’s good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article VI and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3. Indemnification of Employees and Agents. The Corporation may, by action of its Board, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article VI.

Section 6.4. Appearance as a Witness. Notwithstanding any other provision of this Article VI, the Corporation may pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or other participation in a proceeding at a time when such person is not a named defendant or respondent in the proceeding.

Section 6.5. Right of Claimant to Bring Suit. If a written claim received by the Corporation from or on behalf of an indemnified party under this Article VI is not paid in full by the Corporation within 60 days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim (including, without limitation, attorneys’ fees). It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, its committees, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, its committees, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by (a) a claimant to enforce a right to indemnification hereunder (but not in a suit brought by a claimant to enforce a right to an advancement of expenses), and (b) the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the claimant has not met any applicable standard for indemnification set forth in the DGCL.

Section 6.6. Nonexclusivity of Rights. The right to indemnification and advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other rights which a director or officer or other person indemnified pursuant to this Article VI may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders or Disinterested Directors or otherwise.

Section 6.7. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, employee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss asserted against any such person and incurred in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VI.

Section 6.8. Amendments. Any repeal or amendment of this Article VI by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VI, shall, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to claimants on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 6.9. Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 6.10. Definitions. For purposes of this Article, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VII

CAPITAL STOCK

Section 7.1. Certificates of Stock; Signatures. The shares of the capital stock of the Corporation shall be represented by certificates, provided, however, that the Board may determine by resolution that some or all of any or all the classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2. Transfer of Shares.

(a) The shares of stock of the Corporation shall only be transferable on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares (or upon compliance with the provisions of Article VII, Section 6 hereof, if applicable). Upon surrender to the Corporation or a transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or upon compliance with the provisions of Article VII, Section 6 hereof, if applicable) and of compliance with any transfer restrictions applicable thereto contained in any agreement to which the Corporation is a party, or of which the Corporation has knowledge by reason of a legend with respect thereto placed upon any such surrendered stock certificate, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, that such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.3. Effect of Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice sent by the Corporation to the registered owner of such shares within a reasonable time after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice sent by the Corporation to the registered owner of such shares within a reasonable time after the issuance or transfer of such shares.

Section 7.4. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the owner in fact thereof at that time for purposes of voting such shares, receiving distributions thereon or notices in respect thereof, transferring such shares, exercising rights of dissent, exercising or waiving any preemptive rights, or giving proxies with respect to such shares; and, neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether or not that person possesses a certificate for those shares.

Section 7.5. Regulations Regarding Certificates. To the extent allowable by the Certificate of Incorporation and applicable law, the Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

Section 7.6. Lost, Stolen, Destroyed or Mutilated Certificates. The Board may determine the conditions upon which a new certificate of stock may be issued in place of any certificate which is alleged to have been lost, stolen, destroyed or mutilated; and may, in its discretion, require the owner of such certificate or his or her legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen, destroyed or mutilated.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board.

Section 8.2. Corporate Seal. The Board may provide a suitable seal containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by an Assistant Secretary.

Section 8.3. Waiver of Notice. Whenever notice is required to be given, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Section 8.4. Resignations. Any director, member of a committee or officer may resign at any time. Such resignation may be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make such resignation effective, unless expressly so provided in the resignation.

Section 8.5. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized elsewhere in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used as determined by the Board.

Section 8.6. Reliance upon Books, Reports and Records. A member of the Board, or a member of any committee thereof, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s stock might properly be purchased or redeemed.

Section 8.7. Meeting Attendance via Remote Communication Equipment. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

Section 8.8. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 8.9. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 8.10. Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

Section 8.11. Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Section 8.12. Capitalized Terms. Capitalized terms that are used but not defined herein, but that are defined in the Certificate of Incorporation, shall have the respective meanings assigned to them in the Certificate of Incorporation. Capitalized terms that are used but not defined herein or in the Certificate of Incorporation, but that are defined in the Stockholders’ Agreement, shall have the respective meanings assigned to them in the Stockholders’ Agreement.

ARTICLE IX

AMENDMENTS

In addition to any other vote required by law or provided in the Certificate of Incorporation, these Bylaws or a Preferred Stock Certificate of Designations, the Board shall not amend, alter or repeal these Bylaws without obtaining the approval of a majority of the directors then in office. In addition to any other vote required by law or provided in the Certificate of Incorporation, these Bylaws or a Preferred Stock Certificate of Designations, any provision of these Bylaws may be amended altered or repealed by the stockholders of the Corporation (i) before the Sunset Date, by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon and (ii) on and after the Sunset Date, by the affirmative vote of the holders of at least 66 2/3% of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon.

As amended and restated through May 10, 2018.

27